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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) JULY 15, 1999
                                                          -------------

                                NRG ENERGY, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


     333-33397                                              41-1724239
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


1221 NICOLLET MALL, SUITE 700                          MINNEAPOLIS, MN 55403
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)



         Registrant's telephone number, including area code    612-373-5300
                                                            -------------------


          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

In connection with Northern States Power Company's (NSP) July 15, 1999 discussion with security analysts, NRG indicated that earnings for the six month period ended June 30, 1999 were $1.4 million or approximately 1 cent per NSP common share. The first six months results have been adversely affected by a decline in the relative value in the Czech currency, which reduced 1999 year to date earnings by $4 million or 2.5 cents per NSP common share. In addition, NRG has experienced higher costs related to new acquisitions and additional interest costs for project and corporate debt issuances.

NRG's earnings for the twelve months ended June 30, 1999 were approximately 20 cents per NSP common share. It was indicated that these earnings from underlying operations could be used as a basis to estimate 1999 underlying earnings.

NRG also indicated that the following acquisitions are expected to provide additional earnings per NSP common share benefits in the ranges shown below:

                                                                       ESTIMATED IMPACT
                                                                       FOR 6 MONTHS
ASSETS ACQUIRED      COST (MILLIONS)    MW    OWNERSHIP    CLOSE       ENDED 12/31/99
                                                                       (CENTS PER SHARE)
--------------------------------------------------------------------------------------
Huntley/Dunkirk            $ 355       1,360     100%     June 1999        3.0 -  6.0
Astoria/Arthur Kill        $ 505       1,456     100%     June 1999        8.0 - 10.0
Encina/CT's                $ 356       1,218      50%     May 1999         2.0 -  5.0
Somerset                   $  55         229     100%     April 1999       1.0 -  2.0
Oswego                     $  91       1,700     100%     4th Quarter             N/A
Middletown/Devon/Norwalk   $ 460       2,235     100%     4th Quarter             N/A

NRG stated they expect to contribute about 40 cents per NSP common share for the twelve month period ending in December 31, 1999.




FORWARD-LOOKING STATEMENTS

Forward looking statements above include but are not limited to the future performance of various facilities and expected operating results for future periods.

In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause NRG's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

- Economic conditions including inflation rates and monetary or currency exchange rate fluctuations;
- Trade, monetary, fiscal, taxation, and environmental policies of governments, agencies and similar organizations in geographic areas where NRG has a financial interest;
- Customer business conditions including demand for their products or services and supply of labor and materials used in creating their products and services;

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-    Financial or regulatory accounting principles or policies imposed by the
     Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;
- Availability or cost of capital such as changes in: interest rates; market perceptions of the power generation industry, NRG or any of its subsidiaries; or security ratings;
- Factors affecting power generation operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel, or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;
- Employee workforce factors including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;
-    Increased competition in the power generation industry;
- Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;
- Technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;
- Factors associated with various investments including conditions of final legal closing, foreign government actions, foreign economic and currency risks, political instability in foreign countries, partnership actions, competition, operating risks, dependence on certain suppliers and customers, domestic and foreign environmental and energy regulations;
- Limitations on NRG's ability to control the development or operation of projects in which NRG has less than 100% interest;
- Other business or investment considerations that may be disclosed from time to time in NRG's Securities and Exchange Commission filings or in other publicly disseminated written documents, including NRG's Registration Statement No. 333-33397, as amended.

NRG undertakes no obligation or publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors pursuant to the Act should not be construed as exhaustive.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NRG Energy, Inc
                                           (Registrant)



                                           By /s/
                                              ------------------------------
                                              Leonard A. Bluhm
                                              Executive Vice President and
                                              Chief Financial Officer
                                              (Principal Financial Officer)




Dated:  July 15, 1999
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